UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 5, 2009
Date of Report (Date of earliest event reported)
ALTRA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Granite Street, Suite 201
Braintree, Massachusetts	02184

(Address of principal executive offices)	(Zip Code)
(781) 917-0600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     During the Q&A portion of Altra Holdings, Inc.’s (the “Company”) March 5, 2009 conference call with investors to discuss fourth quarter and full year results, the Company incorrectly stated that, in the event the Excess Availability under that certain Credit Agreement dated as of November 30, 2004 between Altra Industrial Motion, Inc., certain of its subsidiaries, the Lenders listed therein and Wells Fargo Foothill, as Arranger (the “Revolving Credit Agreement), as amended, falls below $12,500,000, the applicable Fixed Charge Coverage Ratio would be 1.1 to 1. The correct Fixed Charge Coverage Ratio is 1.2 to 1.
     The Revolving Credit Agreement was previously filed as Exhibit No. 10.22 to Altra Industrial Motion, Inc.’s Registration Statement on Form S-4 (File No. 333-124944) filed with the Securities and Exchange Commission on May 16, 2005. The Fifth Amendment to, and Consent and Waiver under, Credit Agreement and Joinder to Loan Documents, dated April 5, 2007, by and among, Altra Industrial Motion, Inc., as Administrative Borrower for the borrowers of each of the New Loan Parties, the Lenders thereto and Wells Fargo Foothill, Inc. was previously filed as Exhibit No. 10.34 to Altra Industrial Motion, Inc.’s Registration Statement on Form S-4 (File No. 333-142692) filed with the Securities and Exchange Commission on May 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.
/s/ Christian Storch
Name:	Christian Storch
Title:	Chief Financial Officer

Date: March 6, 2009

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